Exhibit 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification By Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Allen Goodman, Chief Financial and Principal Accounting Officer of Price Asset Management, Inc., the general partner of The Price Fund I, L.P. (the “Partnership”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Allen Goodman
Allen Goodman
Chief Financial and Principal Accounting Officer
March 31, 2005

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